ROEX, INC.
                             SUBSCRIPTION AGREEMENT


         1. SUBSCRIPTION. The undersigned hereby subscribes to purchase ___________ shares of the common stock, no par value (the "Common Stock"), of Roex, Inc. (the "Company") for a purchase price equal to $5.00 per share or $______________ total. A check payable to "Roex, Inc. Subscription Account" in the full amount of the purchase price is enclosed with this Subscription Agreement.


      2. SUBSCRIPTION FUNDS. The undersigned understands that the subscription funds will be held in an escrow account at [BANK] ("Escrow Agent") or in a segregated account established for such purpose by the Company, if such funds are received after the initial closing on the Common Stock has taken place. In the event this Subscription Agreement is rejected in whole by the Company, or if subscriptions for a minimum of 500,000 shares have not been received and accepted by the Escrow Agent, the funds will be promptly returned to the undersigned without interest or deduction, and this Subscription Agreement will be null and void. In the event this Subscription Agreement is accepted, in whole or in part, the funds deposited in the escrow account or the segregated subscription account will be paid over to the Company at a closing and applied as described in the Prospectus (and any amounts which the undersigned has tendered in excess of the cash subscription for the Shares allocated to the undersigned will be returned).


         3. ACKNOWLEDGEMENT. The undersigned acknowledges that, prior to signing this Subscription Agreement, he or she has received the Prospectus describing the offering of shares of Common Stock by the Company and has carefully reviewed the risks of, and other considerations relevant to, a purchase of the Common Stock, including those described under the caption "Risk Factors" in the Prospectus.


         4. SUBSCRIPTION IRREVOCABLE. This Subscription Agreement is not transferable or assignable and is irrevocable, except that the execution and delivery of this Subscription Agreement will not constitute an agreement between the undersigned and the Company until this subscription is accepted on behalf of the Company. This Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs and legal representatives.


         The undersigned hereby executes this Subscription Agreement as of the ______ day of _____________________, 2000, at _____________________,
                                                        (city)
_____________.
   (state)

                               SUBSTITUTE FORM W-9
               PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBERS

Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT NUMBER 2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.


MAIL TO:

Signature:___________________________

Print Name:__________________________

Federal Employer Identification Number:_____________________________

Social Security Number:_____________________________________________

Street Address:_____________________________________________________

City, State and Zip Code: __________________________________________

Telephone Number: ____________________

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               -------------------



                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

Prospectus Summary.............................................................
Risk Factors...................................................................
Use of Proceeds................................................................
Dividend Policy................................................................
Capitalization.................................................................
Dilution.......................................................................
Selected Financial Data........................................................
Management's Discussion and Analysis of Financial Condition and
  Results of Operations........................................................
Business.......................................................................
Management.....................................................................
Certain Transactions...........................................................
Principal and Selling Shareholders.............................................
Description of Capital Stock...................................................
Shares Eligible for Future Sale................................................
Plan of Distribution...........................................................
Legal Matters..................................................................
Experts........................................................................
Additional Information.........................................................
Index to Financial Statements.................................................

                               ------------------


UNTIL _________, 2000 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTI8NG TRANSACTIONS IN THE COMMON STOCK OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNHSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  A MINIMUM OF
                                 500,000 SHARES
                                       AND
                                  A MAXIMUM OF
                                1,000,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                                  ------------

                                   PROSPECTUS

                                  ------------



                               _____________, 1999